UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 14, 2025

RENATUS TACTICAL ACQUISITION CORP I
(Exact name of registrant as specified in its charter)

Cayman Islands	001-42650	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1825 Ponce de Leon Blvd, Suite 260 Coral Gables, FL	33134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (645)-201-8586

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant	RTACU	The Nasdaq Global Market
Class A ordinary shares included as part of the units	RTAC	The Nasdaq Global Market
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	RTACW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01
Entry into a Material Definitive Agreement.

On May 14, 2025, the U.S. Securities and Exchange Commission (the “SEC”) declared effective the registration statement on Form S-1 (File No. 333-285842) (the “Registration Statement”) relating to the initial public offering (the “IPO”) of Renatus Tactical Acquisition Corp I (the “Company”). On May 16, 2025, the Company consummated the IPO of 24,150,000 units (the “Units”), including 3,150,000 Units issued pursuant to the exercise of the underwriters’ over-allotment option in full. Each Unit consists of one Class A Ordinary Share, $0.0001 par value per share (the “Class A Ordinary Shares”), and one-half of one redeemable warrant (the “Public Warrants”), each whole Public Warrant entitling the holder thereof to purchase one Class A Ordinary Share at an exercise price of $11.50 per share, subject to adjustment. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $241,500,000 (before underwriting discounts and commissions and offering expenses). Further, in connection with the IPO, the Company entered into the following agreements, forms of which were previously filed as exhibits to the Registration Statement:

●
an Underwriting Agreement, dated May 14, 2025, between the Company and Clear Street LLC, as representative of the several underwriters named in Schedule I thereto, which contains customary representations and warranties by the Company, conditions to closing and indemnification obligations of the Company and the underwriters;

●
a Private Placement Warrants Purchase Agreement, dated May 14, 2025, between the Company and International SPAC Management Group I (the “Sponsor”), pursuant to which the Sponsor purchased  3,821,591 private placement warrants, each whole warrant entitling the holder thereof to purchase one Class A Ordinary Share at an exercise price of $11.50 per share, subject to adjustment, at a price of $1.00 per warrant (the “Private Placement Warrants”);

●
a Warrant Agreement, dated May 14, 2025, between the Company and Odyssey Transfer and Trust Company, as warrant agent (the “Warrant Agreement”), which sets forth the expiration and exercise price of and procedure for exercising the Public Warrants and the Private Placement Warrants (collectively, the “Warrants”); certain adjustment features of the terms of exercise; provisions relating to cashless exercise of the Warrants; provisions related to the redemption of the Public Warrants; provision for amendments to the Warrant Agreement; and indemnification of the warrant agent by the Company under the Warrant Agreement;

●
an Investment Management Trust Agreement, dated  May 14, 2025, between the Company and Odyssey Transfer and Trust Company, as trustee (the “Trust Agreement”), which establishes the trust account that will hold the net proceeds of the IPO and certain of the proceeds of the sale of the Private Placement Warrants, and sets forth the responsibilities of the trustee; the procedures for withdrawal and direction of funds from the trust account; and indemnification of the trustee by the Company under the Trust Agreement;

●
a Registration Rights Agreement, dated May 14, 2025, among the Company, the Sponsor and the other Holders (as defined therein) signatory thereto, which provides for customary demand and piggy-back registration rights for the Holders, as well as certain transfer restrictions applicable to the Holders with respect to the Company securities they hold;

●
a Letter Agreement, dated May 14, 2025, among the Company, the Sponsor and each of the directors and officers of the Company, pursuant to which the Sponsor and each of the directors and officers of the Company have agreed to vote any shares held by him, her or it in favor of the Company’s initial business combination; to facilitate the liquidation and winding up of the Company if an initial business combination is not consummated within 24 months (or up to 30 months from the closing of the IPO, if the Company extends the period of time to consummate a business combination by the full amount of time) or such longer period as is approved by the Company’s shareholders; to certain transfer restrictions with respect to the Company’s securities; and, as to the Sponsor, certain indemnification obligations;

●
a Letter Agreement among the Company and certain non-Sponsor investors (the “Non-Sponsor Investors”), pursuant to which the Sponsor and each of the Non-Sponsor Investors have agreed to vote any shares held by him, her or it in favor of the Company’s initial business combination; to facilitate the liquidation and winding up of the Company if an initial business combination is not consummated within 24 months (or up to 30 months from the closing of the IPO, if the Company extends the period of time to consummate a business combination by the full amount of time) or such longer period as is approved by the Company’s shareholders; to certain transfer restrictions with respect to the Company’s securities;

●
an Administrative Services Agreement, dated May 14, 2025, between the Company and the Sponsor, pursuant to which the Sponsor has agreed to make available office space and certain administrative and support services, as may be required by the Company from time to time, for $25,000 per month until the earlier of the Company’s initial business combination or liquidation; and

●
Indemnification Agreements, each dated May 14, 2025, between the Company and each of the officers and directors of the Company, pursuant to which the Company has agreed to indemnify each officer and director of the Company against certain claims that may arise in their roles as officers and directors of the Company, a form of which is filed hereto.

●	Working Capital Convertible Note, dated May 16, 2025, between the Company and the Sponsor, pursuant to which the Sponsor agreed to loan the Company up to $639,375.

The above descriptions are qualified in their entirety by reference to the full text of the applicable agreement, each of which is incorporated by reference herein and attached hereto as Exhibits 1.1, 10.1, 4.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7 and 10.8, respectively.

Item 3.02
Unregistered Sales of Equity Securities.

Simultaneously with the consummation of the IPO and the issuance and sale of the Units, the Company consummated the private placement of 3,821,591 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, generating gross proceeds of $3,821,591 (the “Private Placement”).  The Sponsor directed the Company to issue an aggregate of 772,688 of the 3,821,591 Private Placement Warrants it purchased in the Private Placement to the Non-Sponsor Investors upon the consummation of the Private Placement, at no additional cost to the Non-Sponsor Investors. The Private Placement Warrants, which were purchased by the Sponsor, are identical to the Public Warrants, except that they (i) are subject to certain limited exceptions, (ii) will be subject to transfer restrictions until 30 days following the consummation of the Company’s initial business combination and (iii) will be entitled to registration rights.

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2025, in connection with the IPO, Devin Nunes, Jeffrey Smith, Randy Lambert and Matan Fattal (the “New Directors” and, collectively with Eric Swider, the “Directors”) were appointed to the board of directors of the Company (the “Board”). Effective May 14, 2025, each of Jeffrey Smith, Randy Lambert and Matan Fattal was appointed to each of the Board’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

Sarasota Global Enterprises, LLC, an entity controlled by Devin Nunes, holds an interest in the Sponsor. As described above, May 16, 2025,  the Company (i) issued the Sponsor the Working Capital Convertible Promissory Note pursuant to which the Sponsor agreed to loan the Company up to $639,375 and (ii) entered into the Administrative Services Agreement pursuant to which the Sponsor agreed to make available office space and certain administrative and support services, as may be required by the Company from time to time, for $25,000 per month until the earlier of the Company’s initial business combination or liquidation. Amounts outstanding under the Working Capital Convertible Promissory Note do not accrue interest.

Other than the foregoing, none of the Directors is party to any arrangement or understanding with any person pursuant to which they were appointed as directors, nor is any Director party to any transaction required to be disclosed under Item 404(a) of Regulation S-K involving the Company.

Item 5.03
Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 14, 2025, the Company’s Second Amended and Restated Memorandum and Articles of Association (the “Articles”) became effective. The Articles are attached as Exhibit 3.1 hereto and the full text of such exhibit is incorporated by reference herein.

Item 8.01
Other Events.

A total of $242,103,750 of the net proceeds from the IPO and the Private Placement (which includes the underwriters’ deferred discount of $8,452,500) was placed in a trust account, with Odyssey Transfer and Trust Company acting as trustee. Except with respect to interest earned on the funds held in the trust account that may be released to the Company to pay its franchise and income tax obligations, the funds held in the trust account will not be released from the trust account until the earliest of: (1) the completion of the Company’s initial business combination; (2) the redemption of any public shares properly submitted in connection with a shareholder vote to amend the Company’s Articles (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial business combination or to redeem 100% of the Company’s public shares if the Company has not completed its initial business combination within 24 months from the closing of the IPO (or up to 30 months from the closing of the IPO, if the Company extends the period of time to consummate a business combination by the full amount of time) or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; and (3) the redemption of all of the Company’s public shares if the Company has not completed its initial business combination within 24 months from the closing of the IPO (or up to 30 months from the closing of the IPO, if the Company extends the period of time to consummate a business combination by the full amount of time), subject to applicable law.

On May 14, 2025, the Company issued a press release announcing the pricing of the IPO, a copy of which is attached as Exhibit 99.1 hereto.

Item 9.01.
Financial Statements and Exhibits.

(d)	Exhibits.
1.1	Underwriting Agreement, dated May 14, 2025, between the Company and Clear Street LLC, as representative of the several underwriters
3.1	Second Amended and Restated Memorandum and Articles of Association
4.1	Warrant Agreement, dated May 14, 2025, between the Company and Odyssey Transfer and Trust Company
10.1	Private Placement Warrants Purchase Agreement, dated May 14, 2025, between the Company and International SPAC Management Group I
10.2	Investment Management Trust Account Agreement, dated May 14, 2025, between the Company and Odyssey Transfer and Trust Company
10.3	Registration Rights Agreement, dated May 14, 2025, among the Company, the Sponsor and the other Holders (as defined therein) signatory thereto
10.4	Letter Agreement, dated May 14, 2025, among the Company, the Sponsor, certain investors in the Sponsor and each of the initial shareholders, directors and officers of the Company
10.5	Letter Agreement, dated May 14, 2025, among the Company and certain non-Sponsor investors of the Company
10.6	Administrative Services Agreement, dated May 14, 2025, by and between the Company and the Sponsor
10.7	Form of Indemnification Agreement between the Company and each of the officers and directors of the Company
10.8	Working Capital Convertible Note, dated as of May 16, 2025, issued to International SPAC Management Group I LLC
99.1	Press Release, dated May 14, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 19, 2025

Renatus Tactical Acquisition Corp I
By:	/s/ Eric Swider
Name:	Eric Swider
Title:	Chief Executive Officer